Execution Copy

Regency Centers, L.P.

5.875% Notes Due 2017

Guaranteed by Regency Centers Corporation

Underwriting Agreement

May 31, 2007

J.P.  Morgan Securities Inc.
Wachovia Capital Markets, LLC
        As representatives of the
        several Underwriters named in Schedule I hereto
c/o Wachovia Capital Markets, LLC
One Wachovia Center
301 S. College Street
Charlotte, North Carolina 28288

Ladies and Gentlemen:

        Regency Centers, L.P., a Delaware limited partnership (the “Partnership”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of $400,000,000 principal amount of its 5.875% Notes due 2017 (the “Securities”). The Securities will be unconditionally guaranteed by the guarantees (the “Guarantees”) of Regency Centers Corporation, a Florida corporation (the “Guarantor”).

        1.         The Partnership and the Guarantor jointly and severally represent and warrant to, and agree with, each of the Underwriters that:

(a) A registration statement on Form S-3 (File No. 333-125886) (the “Initial Registration Statement”) in respect of the Securities and the Guarantees has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representatives and, excluding exhibits thereto, but including all documents incorporated by reference in the prospectus contained therein, to the Representatives for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to the Representatives); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act, is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Securities that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(b) hereof) is hereinafter called the “Pricing Prospectus”; the prospectus relating to the Securities and the Guarantees, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, being hereinafter called the “Prospectus”; any reference herein to any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein; any reference to any amendment to the Initial Registration Statement shall be deemed to refer to and include any annual or special report of the Partnership or the Guarantor filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b) For the purposes of this Agreement, the “Applicable Time” is 3:00 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof and each Issuer Free Writing Prospectus, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) or Schedule II(b) heretodoes not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Partnership and the Guarantor by an Underwriter through the Representatives expressly for use therein;

(c) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Partnership and the Guarantor by an Underwriter through the Representatives expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement except as set forth on Schedule II(b) hereto;

(d) The Registration Statement conforms and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Partnership and the Guarantor by an Underwriter of Securities through the Representatives expressly for use therein;

(e) Neither the Guarantor nor any of its subsidiaries (including the Partnership) has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock of the Guarantor or any of its subsidiaries (including the Partnership) (other than issuances of capital stock in connection with employee benefit plans, the exercise of options, the exchange of Partnership units and the payment of earn-outs pursuant to contractual commitments) or in the partners’ capital of the Partnership or any of its subsidiaries, any change in mortgage loans payable or long-term debt of the Guarantor or any of its subsidiaries (including the Partnership) in excess of $20,000,000 or in the mortgage loans payable or long-term debt of the Partnership or any of its subsidiaries or any material adverse change in excess of $20,000,000, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity, partners’ capital or results of operations of the Guarantor and its subsidiaries (including the Partnership), otherwise than as set forth or contemplated in the Pricing Prospectus;

(f) The Guarantor and its subsidiaries (including the Partnership) have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Guarantor and its subsidiaries (including the Partnership); and any real property and buildings held under lease by the Guarantor and its subsidiaries (including the Partnership) are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Guarantor and its subsidiaries (including the Partnership);

(g) The Partnership has been duly organized and is validly existing in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; the Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Guarantor has been duly incorporated or organized and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of incorporation or organization;

(h) The Partnership has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued partnership interests of the Partnership have been duly and validly authorized and issued and are fully paid and non-assessable; all of the issued shares of capital stock of the Guarantor have been duly and validly authorized and issued and are fully paid and non-assessable; and, except as set forth on Exhibit A, all of the issued shares of capital stock or other equity interests of each subsidiary of the Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable and (except as set forth on Exhibit A and directors’ qualifying shares) are owned directly or indirectly by the Guarantor, free and clear of all liens, encumbrances, equities or claims;

(i) The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement and authenticated pursuant to the Indenture (as hereinafter defined), such Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Partnership enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, fraudulent transfer, equitable subordination, fair dealing, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; entitled to the benefits provided by the indenture dated as of December 5, 2001 (the “Base Indenture”) among the Partnership, the Guarantor and U.S. Bank National Association, as Trustee (the “Trustee”), as amended and supplemented by a supplemental indenture to be entered into at or before the Time of Delivery (as defined in Section 4 hereof) among the Partnership, the Guarantor and Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), under which they are to be issued, which is substantially in the form filed or to be filed as an exhibit to the Registration Statement; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, at the Time of Delivery, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, fraudulent transfer, equitable subordination, fair dealing, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Guarantees have been duly authorized and, when the Securities are issued and delivered pursuant to this Agreement, the Guarantees will have been duly executed, issued and delivered and will constitute a valid and legally binding obligation of the Guarantor, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, fraudulent transfer, equitable subordination, fair dealing, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture conforms, and the Securities and the Guarantees will conform, to the descriptions thereof in the Pricing Disclosure Package and the Prospectus;

(j) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System;

(k) Prior to the date hereof, neither the Guarantor nor any of its affiliates (including the Partnership) has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Partnership or the Guarantor in connection with the offering of the Securities and the Guarantees;

(l) The issue and sale of the Securities, the issue of the Guarantees and the compliance by the Partnership and the Guarantor with all of the provisions of the Securities, the Guarantees, the Indenture, this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Guarantor or any of its subsidiaries (including the Partnership) is a party or by which the Guarantor or any of its subsidiaries (including the Partnership) is bound or to which any of the property or assets of the Guarantor or any of its subsidiaries (including the Subsidiaries) is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or By-laws of the Guarantor, the Certificate of Limited Partnership or partnership agreement of the Partnership or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Guarantor or any of its subsidiaries (including the Partnership) or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities, the issue of the Guarantees or the consummation by the Partnership and the Guarantor of the transactions contemplated by this Agreement or the Indenture, except such as have been, or will have been prior to the Time of Delivery, obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(m) Neither the Guarantor nor any of its subsidiaries (including the Partnership) is in violation of its Articles of Incorporation, By-laws, Certificate of Limited Partnership or partnership agreement or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(n) The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of the Notes”, insofar as they purport to constitute a summary of the terms of the Securities and the Guarantees, and under the caption “Certain Federal Income Tax Considerations”, insofar as they purport to describe the provisions of the laws and documents referred to therein, and under the captions “Plan of Distribution” and “Underwriting” insofar as they purport to describe the documents referred to therein, are accurate and complete in all material respects;

(o) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Guarantor or any of its subsidiaries (including the Partnership) is a party or of which any property of the Guarantor or any of its subsidiaries (including the Partnership) is the subject which, if determined adversely to the Guarantor or any of its subsidiaries (including the Partnership), would individually or in the aggregate have a material adverse effect on the current or future financial position, stockholders’ equity, partners’ capital or results of operations of the Guarantor and its subsidiaries (including the Partnership); and, to the best of the Partnership’s knowledge and the Guarantor’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(p) The Guarantor has qualified to be taxed as a real estate investment trust pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), for each of the fiscal years from its inception through the most recently completed fiscal year, and the Guarantor’s present and contemplated organization, ownership, method of operation, assets and income are such that the Guarantor is in a position under present law to so qualify for the current fiscal year and in the future;

(q) Neither the Guarantor nor the Partnership has knowledge of (a) the presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, “Hazardous Materials”) on any of the properties owned by it in violation of law or in excess of regulatory action levels or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring on or off such properties as a result of any construction on or operation and use of such properties, which presence or occurrence would materially adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Guarantor or the Partnership; and in connection with the construction on or operation and use of the properties owned by the Guarantor and the Partnership, neither has any knowledge of any material failure to comply with all applicable local, state and federal environmental laws, regulations, agency requirements, ordinances and administrative and judicial orders;

(r) Neither the Partnership nor the Guarantor is, and after giving effect to the offering and sale of the Securities and the issuance of the Guarantees, will be an “investment company”, or an entity “controlled” by an “investment company”, as such terms are defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);

(s) KPMG LLP, who have certified certain financial statements of the Partnership and its subsidiaries and the Guarantor and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(t) The Guarantor and its subsidiaries (including the Partnership) maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Guarantor and the Partnership in reports that they file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Guarantor or the Partnership’s respective management as appropriate to allow timely decisions regarding required disclosure. The Guarantor and its subsidiaries (including the Partnership) have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act; and

(u) The Guarantor and its subsidiaries (including the Partnership) maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Guarantor or the Partnership’s internal controls.

        2.         Subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of 98.877% of the principal amount thereof, plus accrued interest, if any, from June 5, 2007 to the Time of Delivery hereunder, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

        3.         Upon the authorization by the Representatives of the release of the Securities and the Guarantees thereof, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

        4.         The Securities to be purchased by each Underwriter hereunder shall be in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Partnership, shall be delivered by or on behalf of the Partnership to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Partnership to the Representatives at least forty-eight hours in advance or at such other place and time and date as the Representatives and the Partnership may agree upon in writing, such time and date being herein called the “Time of Delivery.”

        5.         The Partnership and the Guarantor jointly and severally agree with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; to prepare a final term sheet, containing solely a description of the Securities, in a form approved by the Representatives and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Partnership with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Partnership or the Guarantor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of such Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus relating to the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Securities and the Guarantees for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities and the Guarantees; provided, that in connection therewith neither the Partnership nor the Guarantor shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters in New York City with copies of the Prospectus in such quantities as the Representatives may reasonably request and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time in connection with the offering or sale of the Securities and issuance of the Guarantees and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Partnership, Rule 158);

(e) During the period beginning from the date hereof and continuing to and including the later of (i) the termination of trading restrictions for the Securities, as notified to the Partnership by the Representatives, and (ii) the Time of Delivery for the Securities, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any debt securities of the Partnership or the Guarantor which mature more than one year after such Time of Delivery and which are substantially similar to the Securities, without the prior written consent of the Representatives;

(f) Not to be or become, at any time prior to the expiration of three years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(g) During a period of five years from the date of the Prospectus, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to partners of the Partnership or stockholders of the Guarantor, and to deliver to the Representatives (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Securities or any class of securities of the Partnership or the Guarantor is listed; and (ii) such additional information concerning the business and financial condition of the Partnership or the Guarantor as the Representatives may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Partnership and its subsidiaries are consolidated in reports furnished to its partners generally or to the Commission or to the extent the accounts of the Guarantor and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

(h) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”; and

(i) If the Partnership and the Guarantor elect to rely upon Rule 462(b), the Partnership and the Guarantor shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Partnership and the Guarantor shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

6. The Partnership and the Guarantor jointly and severally covenant and agree that:

(a) other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Representatives, they have not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(b) they have complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Partnership and the Guarantor will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Partnership and the Guarantor by an Underwriter through the Representatives expressly for use therein.

        Each Underwriter represents and agrees that, without the prior consent of the Partnership and the Guarantor, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus and any such free writing prospectus the use of which has been consented to by the Partnership and the Guarantor and the Representatives (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule II(a) hereto.

        7.         The Partnership and the Guarantor jointly and severally covenant and agree with the several Underwriters that the Partnership or the Guarantor will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Partnership’s and the Guarantor’s counsel and accountants in connection with the registration of the Securities and the Guarantees under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Indenture, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities and the Guarantees; (iii) all expenses in connection with the qualification of the Securities and the Guarantees for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities and the Guarantees; (vi) the cost of preparing the Securities and the Guarantees; (vii) the fees and expenses of any Trustee and any agent of any Trustee and the reasonable fees and disbursements of counsel for any Trustee in connection with the Indenture, the Securities and the Guarantees; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

        8.         The obligations of the Underwriters shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Partnership and the Guarantor are, at and as of the Time of Delivery, true and correct, the condition that the Partnership and the Guarantor shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; if the Partnership has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b) Sullivan & Cromwell LLP, counsel for the Underwriters, shall have furnished to the Representatives such written opinion or opinions, dated the Time of Delivery, with respect to the matters covered in paragraphs (i) (with respect to Delaware entities), (vi), (vii) (with respect to the Securities) and (viii) of subsection (c) below as well as such other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Foley & Lardner LLP, counsel for the Partnership and the Guarantor, shall have furnished to the Representatives their written opinion, dated the Time of Delivery, in form and substance satisfactory to the Representatives, to the effect that:

(i) The Partnership has been duly organized and is validly existing in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Prospectus as amended or supplemented; the Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus as amended or supplemented;

(ii) The Partnership has an authorized capitalization as set forth in the Prospectus, and all of the issued partnership interests of the Partnership have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of the Guarantor have been duly and validly authorized and issued and are fully paid and non-assessable;

(iii) Each of the Partnership and the Guarantor has been duly qualified as a foreign corporation or other organization for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Partnership or the Guarantor, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

(iv) Each other subsidiary of the Guarantor has been duly incorporated and is validly existing as a corporation or other organization in good standing under the laws of its jurisdiction of incorporation or organization; and all of the issued shares of capital stock or partnership interests of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors’ qualifying shares or as set forth on Exhibit A hereto) are owned directly or indirectly by the Guarantor, to the best knowledge of such counsel, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Partnership or the Guarantor or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

(v) To the best of such counsel’s knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Guarantor or any of its subsidiaries (including the Partnership) is a party or of which any property of the Guarantor or any of its subsidiaries (including the Partnership) is the subject which, if determined adversely to the Guarantor or any of its subsidiaries (including the Partnership), would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, partners’ capital, stockholders’ equity or results of operations of the Guarantor and its subsidiaries (including the Partnership); and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(vi) This Agreement has been duly authorized, executed and delivered by the Partnership and the Guarantor;

(vii) The Securities have been duly authorized, executed, issued and delivered and constitute valid and legally binding obligations of the Partnership entitled to the benefits provided by the Indenture enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, fraudulent transfer, equitable subordination, fair dealing, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Guarantees have been duly authorized, executed, issued and delivered by the Guarantor and, when the Securities have been issued and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, the Guarantees will constitute valid and legally binding obligations of the Guarantor enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, fraudulent transfer, equitable subordination, fair dealing, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities, the Guarantees and the Indenture conform to the descriptions thereof in the Prospectus;

(viii) The Indenture has been duly authorized, executed and delivered by the parties thereto and, when duly authorized, executed and delivered by the Trustee, constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, fraudulent transfer, equitable subordination, fair dealing, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture has been duly qualified under the Trust Indenture Act;

(ix) The issue and sale of the Securities, the issue of the Guarantees and the compliance by the Partnership and the Guarantor with all of the provisions of the Securities, the Guarantees, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Guarantor or any of its subsidiaries (including the Partnership) is a party or by which the Guarantor or any of its subsidiaries (including the Partnership) is bound or to which any of the property or assets of the Guarantor or any of its subsidiaries (including the Partnership) is subject, nor will such actions result in any violation of the provisions of the Articles of Incorporation or By-laws of the Guarantor, the Certificate of Limited Partnership or partnership agreement of the Partnership or any statute or any order, rule or regulation of any court or governmental agency or body known to us having jurisdiction over the Guarantor or any of its subsidiaries (including the Partnership) or any of their properties;

(x) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities, the issue of the Guarantees or the consummation by the Partnership and the Guarantor of the transactions contemplated by this Agreement or the Indenture, except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(xi) Neither the Guarantor nor any of its subsidiaries (including the Partnership) is in violation of its Articles of Incorporation or By-laws, its Certificate of Limited Partnership or partnership agreement or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to us to which it is a party or by which it or any of its properties may be bound;

(xii) The statements set forth in the Prospectus under the caption “Description of the Notes”, insofar as they purport to constitute a summary of the terms of the Securities and the Guarantees, and under the captions “Certain Federal Income Tax Considerations”, “Plan of Distribution” and “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;

(xiii) The Guarantor has qualified to be taxed as a real estate investment trust pursuant to Sections 856 through 860 of the Code for each taxable year since its inception through the most recently completed fiscal year, and based on assumptions set forth in the Prospectus and certain representations of the Guarantor, including but not limited to those set forth in an Officer’s Certificate, the Guarantor’s present and contemplated organization, ownership, method of operation, assets and income are such that the Guarantor is in a position under present law to so qualify for the current fiscal year and in the future;

(xiv) Neither the Partnership nor the Guarantor is an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act;

(xv) The documents incorporated by reference in the Prospectus as amended or supplemented (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and they have no reason to believe that any of such documents, when they became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; and

(xvi) The Registration Statement and the Prospectus and any further amendments and supplements thereto, as applicable, made by the Partnership and the Guarantor prior to the Time of Delivery for the Securities (other than the financial statements and related schedules and the Form T-1 Statement of Eligibility and Qualification therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder; although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Prospectus or the Prospectus, except for those referred to in the opinion in subsection (xii) of this Section 8(c), they have no reason to believe (a) that any part of the Registration Statement or any further amendment thereto made by the Partnership and the Guarantor prior to the Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when such part or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) that the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) that, as of its date and as of the Time of Delivery, the Prospectus or any further amendment or supplement thereto made by the Partnership and the Guarantor prior to the Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus which are not filed or incorporated by reference or described as required;

(d) On the date of the Prospectus at a time prior to the execution of this Agreement and at the Time of Delivery, the independent accountants of the Partnership and the Guarantor, who have certified the financial statements of the Guarantor and its subsidiaries and the Partnership and its subsidiaries included or incorporated by reference in the Registration Statement, shall have furnished to the Representatives a letter, dated the effective date of the Registration Statement or the date of the most recent report filed with the Commission containing financial statements and incorporated by reference in the Registration Statement, if the date of such report is later than such effective date, and a letter dated such Time of Delivery, respectively, to the effect customarily provided to underwriters, and with respect to such letter dated such Time of Delivery, as to such other matters as the Representatives may reasonably request and in form and substance satisfactory to the Representatives;

(e) (i) Neither the Guarantor nor any of its subsidiaries (including the Partnership) shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock, mortgage loans payable or long-term debt of the Guarantor or any of its subsidiaries (including the Partnership) or in the partners’ capital, mortgage loans payable or long-term debt of the Partnership or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, partners’ capital, stockholders’ equity or results of operations of the Guarantor and its subsidiaries (including the Partnership) otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Prospectus;

(f) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Partnership’s or the Guarantor’s debt securities or preferred stock by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Partnership’s or the Guarantor’s debt securities or preferred stock;

(g) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange (the “NYSE”); (ii) a suspension or material limitation in trading in the Guarantor’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change, in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in Clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(h) The Partnership shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(i) The Partnership and the Guarantor shall have furnished or caused to be furnished to the Representatives at the Time of Delivery certificates of officers of the Partnership and the Guarantor satisfactory to the Representatives as to the accuracy of the representations and warranties of the Partnership and the Guarantor herein at and as of such Time of Delivery, as to the performance by the Partnership and the Guarantor of all of their obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as the Representatives may reasonably request.

        9.         (a)         The Guarantor and the Partnership jointly and severally will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Partnership and the Guarantor shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Partnership and the Guarantor by any Underwriter through the Representatives expressly for use therein.

(b) Each Underwriter will indemnify and hold harmless the Partnership and the Guarantor against any losses, claims, damages or liabilities to which the Partnership or the Guarantor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Partnership and the Guarantor by such Underwriter through the Representatives expressly for use therein; and will reimburse the Partnership or the Guarantor for any legal or other expenses reasonably incurred by the Partnership or the Guarantor in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Partnership and the Guarantor on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership or the Guarantor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Partnership or the Guarantor on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership or the Guarantor bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership or the Guarantor on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Partnership and the Guarantor under this Section 9 shall be in addition to any liability which the Partnership or the Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Partnership or the Guarantor and to each person, if any, who controls the Partnership or the Guarantor within the meaning of the Act.

        10.         (a)         If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Partnership shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Partnership that they have so arranged for the purchase of such Securities, or the Partnership notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Partnership shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Partnership agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Partnership as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Securities, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the principal amount of all Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Partnership as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Partnership shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Partnership, except for the expenses to be borne by the Partnership and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        11.         The respective indemnities, agreements, representations, warranties and other statements of the Partnership, the Guarantor and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Partnership or the Guarantor, or any officer or director or controlling person of the Partnership or the Guarantor, and shall survive delivery of and payment for the Securities.

        12.         If this Agreement shall be terminated pursuant to Section 8(g) or 10 hereof, the Partnership and the Guarantor shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but if for any other reason Securities are not delivered by or on behalf of the Partnership as provided herein, the Partnership or the Guarantor will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Partnership and the Guarantor shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

        13.         In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by any of the Representatives.

        All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex, facsimile or e-mail transmission to you as the representatives at J.P. Morgan Securities Inc., 270 Park Avenue, New York, NY 10017, Attn: High Grade Syndicate Desk (facsimile: 212-834-6081) and Wachovia Capital Markets, LLC, Attn: Debt Capital Markets (facsimile: 704-383-9165); and if to the Partnership or the Guarantor shall be delivered or sent by mail, telex, facsimile or e-mail transmission to the address of the Partnership and the Guarantor set forth in the Registration Statement: Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex, facsimile or e-mail transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Partnership and the Guarantor by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

        14.         This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Partnership and the Guarantor and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Partnership and the Guarantor and each person who controls the Partnership or the Guarantor or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

        15.        Time shall be of the essence of this Agreement. As used herein, “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

        16.        Each of the Partnership and the Guarantor acknowledges and agrees that (i) the purchase and sale of the Securities and issuance of Guarantees pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership and the Guarantor, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Partnership or the Guarantor, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Partnership and the Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Partnership or the Guarantor on other matters) or any other obligation to the Partnership or the Guarantor except the obligations expressly set forth in this Agreement and (iv) the Partnership and the Guarantor have consulted their own legal and financial advisors to the extent they have deemed appropriate. The Partnership and the Guarantor agree that they will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Partnership or the Guarantor, in connection with such transaction or the process leading thereto.

        17.        This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Partnership, the Guarantor and the Underwriters, or any of them, with respect to the subject matter hereof.

        18.         This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        19.        The Partnership, the Guarantor and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

        20.        This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

        If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof.

Very truly yours,
Regency Centers, L.P.
By: Regency Centers Corporation,
general partner
By /s/ J. Christian Leavitt
Name: J. Christian Leavitt
Title: Senior Vice President and Chief Accounting Officer
Regency Centers Corporation
By /s/ J. Christian Leavitt
Name: J. Christian Leavitt
Title: Senior Vice President and Chief Accounting Officer

Accepted as of the date hereof on behalf of each of the Underwriters:

J.P.  Morgan Securities Inc.

By   /s/ Robert Bottamedi
Name:     Robert Bottamedi
Title:      Vice President

Wachovia Capital Markets, LLC

By   /s/ Amy Kabatznick
Name:    Amy Kabatznick
Title:      Managing Director

SCHEDULE I

Underwriter	Principal Amount of Securities to be Purchased
J.P. Morgan Securities Inc.	$140,000,000
Wachovia Capital Markets, LLC	$140,000,000
Piper Jaffray & Co.	$42,640,000
Wells Fargo Securities, LLC	$32,200,000
PNC Capital Markets LLC	$8,800,000
SunTrust Capital Markets, Inc.	$8,280,000
Morgan Keegan & Company, Inc.	$6,360,000
Comerica Securities, Inc.	$4,120,000
ABN AMRO Incorporated	$3,680,000
Mizuho Securities USA Inc.	$3,680,000
Mitsubishi UFJ Securities International plc	$3,520,000
Daiwa Securities America Inc.	$3,360,000
RBC Capital Markets Corporation	$3,360,000

Total	$400,000,000

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SCHEDULE II

(a)	Regency Centers, L.P. Pricing Term Sheet filed with the Commission by the Partnership on May 31, 2007 pursuant to Rule 433 under the Act.

(b)	Additional Documents Incorporated by Reference:

None

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